UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 16, 2018
PACIFIC PREMIER BANCORP, INC.
(Exact name of registrant as specified in its charter)
DELAWARE	0-22193	33-0743196
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
17901 Von Karman Avenue, Suite 1200, Irvine, CA		92614
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		(949) 864-8000
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth Company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

ITEM 8.01 OTHER EVENTS

On December 22, 2017, “H.R.1”, formerly known as the “Tax Cuts and Jobs Act”, was signed into law. Among other items, H.R.1 reduces the federal corporate tax rate to 21% from the existing maximum rate of 35%, effective January 1, 2018. As a result, Pacific Premier Bancorp, Inc. (the “Company”) has concluded that this will cause the Company’s net deferred tax asset to be revalued at the new lower tax rate. The Company has performed an analysis to determine the impact of the revaluation of the net deferred tax asset. Using the information currently available, the Company estimates that the value of the net deferred tax asset will be reduced by approximately $6.0 million. The estimated fourth quarter 2017 earnings impact will be approximately ($0.13) per share and the estimated tangible book value impact will be approximately ($0.12) per share. These estimates are based upon a review and analysis of the Company's net deferred tax asset at December 31, 2017.
The Company’s revaluation of its net deferred tax asset is subject to further clarifications of the new law that cannot be estimated at this time. As such, the Company is currently unable to make a final determination of the impact on the quarterly and year-to-date earnings for the period ended December 31, 2017.
As previously announced, the Company expects to report fourth quarter and full-year 2017 results before the market opens on Tuesday, January 30, 2018, followed by a conference call with analysts and investors at 9:00 a.m PT/12:00 p.m. ET that day.

FORWARD-LOOKING COMMENTS

This Current Report on Form 8-K may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical facts, but instead represent only the Company’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside the Company’s control. It is possible that the Company’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. For a discussion of some of the risks and important factors that could affect the Company’s future results and financial condition, see the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including, but not limited to, the risk factors in the Company’s 2016 Annual Report on Form 10-K filed with the SEC and available at the SEC’s Internet site http;//www.sec.gov.
Forward-looking statements include statements regarding the estimated effects of H.R.1 on the Company’s quarterly and annual earnings for the period ended December 31, 2017. These forward-looking statements consist of preliminary estimates, are based on currently available information, as well as our current interpretations, assumptions and expectations relating to H.R.1, and are subject to change, possibly materially, as the Company completes its year-end financial statements.
The Company specifically disclaims any obligation to update any factors or to publicly announce the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC PREMIER BANCORP, INC.

Dated:	January 16, 2018	By:	/s/ STEVEN R. GARDNER
Steven R. Gardner
Chairman, President, and Chief Executive Officer